As filed with the Securities and Exchange Commission on December 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POSTAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	83-2586114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 Columbia Avenue Cedarhurst, NY	11516
(Address of Principal Executive Offices)	(Zip Code)

Postal Realty Trust, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Andrew Spodek

Chief Executive Officer

75 Columbia Avenue

Cedarhurst, NY 11516
(Name and address of agent for service)

(516) 295-7820

(Telephone number, including area code, of agent for service)

Copies to:

David C. Wright
James V. Davidson
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, VA 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Postal Realty Trust, Inc. 2019 Equity Incentive Plan	750,000	(2)	$16.13	(3)	$12,097,500	$1,319.84

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.01 per share (“Common Stock”), of Postal Realty Trust, Inc., a Maryland corporation (the “Company” or “Registrant”), that become issuable under the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (as amended and restated to date, the “Plan”). This Registration Statement shall also cover any additional shares of Common Stock that may be offered and issued under the Plan by reason of certain corporate transactions or events, including any result of stock splits, stock dividends or similar transactions, effected without the Registrant’s receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	The shares of Common Stock registered hereby represent an increase to the share reserve under the Plan pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders on June 26, 2020.
(3)	Calculated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the registration fee. The fee is based on a price of $16.13 per share, the average of the high and the low sales prices of the shares of the Common Stock on the New York Stock Exchange on November 25, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register an additional 750,000 shares of Common Stock reserved for issuance pursuant to the Plan. These shares of Common Stock are of the same class as other securities for which Registration Statement on Form S-8 (File No. 333-231665) was filed by the Registrant with the Securities and Exchange Commission on May 22, 2019 (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission, which shall be deemed a part hereof:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on March 27, 2020;

(2) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2020, June 30, 2020 and September 30, 2020, filed with the Commission on June 26, 2020, August 14, 2020 and November 13, 2020, respectively;

(3) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2020;

(4) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2020 (except with respect to information furnished under Item 7.01 and related exhibit furnished pursuant to Item 9.01), February 4, 2020 (except with respect to information furnished under Item 7.01 and related exhibit furnished pursuant to Item 9.01), April 29, 2020, May 15, 2020, July 1, 2020, July 21, 2020, November 10, 2020 (except with respect to information furnished under Item 2.02 and related exhibit furnished pursuant to Item 9.01), December 1, 2020 and December 2, 2020, and Current Report on Form 8-K/A, filed with the SEC on February 6, 2020; and

(5) The Registrant’s description of the Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 7, 2019, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

The following is a complete list of exhibits filed or incorporated by references as part of this Registration Statement:

Number	Description

4.1*	Articles of Amendment and Restatement of Postal Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on June 27, 2019).

4.2*	Amended and Restated Bylaws of Postal Realty Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on June 27, 2019).

4.3*	Postal Realty Trust, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-11/A filed on May 7, 2019, File No. 333-2230684).

10.1*	Amendment No. 1 to the Postal Realty Trust, Inc. 2019 Equity Incentive Plan, effective as of June 26, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 1, 2020).

5.1**	Opinion of Venable LLP.

23.1**	Consent of BDO USA, LLP.

23.2**	Consent of Marcum LLP.

23.3**	Consent of Marcum LLP

23.4**	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page of this Registration Statement).

*	Incorporated herein by reference as indicated.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedarhurst, State of New York, on December 2, 2020.

POSTAL REALTY TRUST, INC.

By:	/s/ Andrew Spodek
Andrew Spodek
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Spodek and Jeremy Garber, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 2, 2020.

Signature	Title

/s/ Andrew Spodek	Chief Executive Officer and Director
Andrew Spodek	(Principal Executive Officer)

/s/ Jeremy Garber	President, Treasurer and Secretary
Jeremy Garber	(Principal Financial Officer)

/s/ Matt Brandwein	Chief Accounting Officer
Matt Brandwein	(Principal Accounting Officer)

/s/ Patrick R. Donahoe
Patrick R. Donahoe	Director

/s/ Anton Feingold
Anton Feingold	Director

/s/ Jane Gural-Senders
Jane Gural-Senders	Director

/s/ Barry Lefkowitz
Barry Lefkowitz	Director

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